Exhibit 10.8

BIOVAX, INC.

CONVERTIBLE LOAN AGREEMENT

April 25, 2006

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NEITHER THIS AGREEMENT, UNDERLYING NOTES AND THE COMMON SHARES ISSUABLE UPON CONVERSION HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER.

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is made by and between Biovax, Inc., a Florida corporation (the “Borrower”), Telesis CDE Two, LLC, a Delaware limited liability company (the “Lender”), and Biovest International, Inc., a Delaware corporation (the “Company”). The Company is made a party to this Agreement because of the provisions of Articles 5 and 6 and where the context specifically requires.

RECITALS

WHEREAS, the Borrower has requested that the Lender provide consideration to the Borrower in the form of a loan that is in part convertible into common stock of the Borrower in the amount of Eleven Million Five Hundred Thousand and 00/100 Dollars ($11,500,000.00) (the “Loan”); and

WHEREAS, the Lender is willing to extend the Loan to the Borrower upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender as follows:

ARTICLE 1.

RECITALS AND DEFINITIONS

Section 1.1 Incorporation of Recitals. It is expressly agreed that the recitals to this Agreement are incorporated herein and made an operative part of this Agreement.

Section 1.2 Defined Terms. As used in this Agreement, the following terms shall have the following meanings. Other capitalized terms are defined elsewhere herein.

“Accentia” means Accentia Biopharmaceuticals, Inc., a Florida corporation.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the City of New York are authorized or required by law or other governmental action to close.

“CDE Capital Contribution” means the actual aggregate amount of capital contributed or agreed to be contributed to the Lender by the Fund designated as “CDE Capital Contributions” to fund the Loan from the Lender to the Borrower.

“CDFI Fund” means the Community Development Financial Institutions Fund of the United States Department of Treasury, or any successor agency charged with oversight responsibility for the New Markets Tax Credit program.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Company” means Biovest International Inc., a Delaware corporation.

“Compliance Period” means the seven-year credit period applicable to each QEI made by the Fund in the Lender, commencing on the first Credit Allowance Date with respect to each such QEI and ending on the last day prior to the seventh anniversary of such first Credit Allowance Date.

“Conversion” has the meaning set forth in Section 3.3(a).

“Conversion Notice” has the meaning set forth in Section 3.3(a).

“Conversion Price” has the meaning set forth in Section 3.3(b).

“Conversion Right” has the meaning set forth in Section 3.3(a).

“Courts” means the state and federal courts sitting in the State of Delaware.

“Credit Allowance Date” means any credit allowance date (as such term is defined in Section 45D(a)(3) of the Code) with respect to each CDE Capital Contribution made to the Lender.

“Credit Investment Period” means the period beginning on the date on which the Fund first makes a CDE Capital Contribution to the Lender and ending on the last day of the last Compliance Period applicable to the CDE Capital Contribution paid by the Fund to the Lender.

“Default” shall mean any event, act of condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Disclosure Materials” has the meaning set forth in Section 5.6.

“Effective Date” of this Agreement and the Loan shall mean the date on which this Agreement is signed by the last party required on the signature page to execute same.

“Event of Default” shall mean any of the events specified herein; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” has the meaning set forth in Section 4.5.

“Guarantors” means the Company, Accentia, Francis O’Donnell, Jr., Kathleen M. O’Donnell, Trustee of the Francis E. O’Donnell JR. Irrevocable Trust, Dennis L. Ryll, Ronald Osman, Steven J. Stogel, Donald L. Furgerson, and Donald L. Furgerson, Trustee of the Donald L. Furgerson Revocable Trust.

“Guaranty” means that certain Guaranty among the Borrower, Accentia, USB and others dated the date hereof guaranteeing the obligations of the Borrower under the Tax Credit Reimbursement and Indemnity Agreement, the payment of certain fees and expenses to the Lender due on an annual basis of up to approximately $60,000, and the repayment of the Loan

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document or (ii) a material impairment of the Borrower’s ability to perform on a timely basis its obligations under any Transaction Document.

“Maturity Date” shall mean ninety (90) months and two (2) days from the Effective Date.

“Note” has the meaning set forth in Section 2.2.

“Loan” shall mean the Eleven Million Five Hundred Thousand and 00/100 Dollar ($11,500,000.00) loan to be provided by the Lender to the Borrower pursuant to this Agreement.

“Loan Amount” shall mean Eleven Million Five Hundred Thousand and 00/100 Dollars ($11,500,000.00).

“Low-Income Community” means any “low-income community” as defined in Section 45D of the Code and the Treasury Regulations and Guidance (expressly including any area not constituting a separate census tract that may be designated by the Lender and approved as a “low-income community” by the CDFI Fund.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or not.

“QALICB” means a business which qualifies as a “qualified active low income community business” under Section 45D of the Code.

“QEI” means a “qualified equity investment” as such term is defined in Section 45D of the Code and the Treasury Regulations and Guidance.

“Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 5.6.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Senior Indebtedness” has the meaning set forth in Section 3.2.

“Shares” has the meaning set forth in Sections 3.3(a) and 3.4(a), respectively.

“Subordination Agreement” means that certain Telesis Subordination Agreement entered into by and among Laurus Master Fund, Ltd., Telesis CDE Two, LLC, Biovax, Inc., Biovest International, Inc., and Accentia Biopharmaceuticals, Inc.”

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Tax Credit Reimbursement and Indemnity Agreement” means that certain Tax Credit Reimbursement and Indemnity Agreement between the Borrower and USB dated the date hereof.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Small Cap Market or Nasdaq Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Note and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Treasury Regulations and Guidance” means and includes any temporary and/or final regulations promulgated under the Code and any guidance, rule, or procedure published by the CDFI Fund, including without limitation the Community Development Entity Certification Application and the New Markets Tax Credit Allocation Application.

“USB” means U.S. Bancorp Community Investment Corporation.

Section 1.3 Other Definitional Provisions.

(a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Exhibit references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) “Includes” “including” and like expressions are not limiting, i.e., “including” implies “including, without limitation,” etc.

(d) “Or” shall have the meaning ordinarily attributed to “and/or.”

ARTICLE 2.

THE NOTE

Section 2.1 Agreement to Make Loan. The Lender agrees to loan the Loan Amount to the Borrower in accordance with the terms and conditions hereof. The obligation of the Lender to enter into this Agreement and to make the Loan hereunder is subject to the following loan disbursement requirements:

(a) Delivery of all transaction documentation in connection with the Loan, including the Guaranty; and

(b) Copies of Borrower documents authorizing the transactions contemplated hereinafter.

Section 2.2 Note. In order to evidence this Loan, the Lender shall require the Borrower to execute and deliver to Lender a convertible promissory note substantially in the form of Exhibit A hereto (the “Note”), payable to the order of the Lender and in a principal amount equal to the Loan.

Section 2.3 Purpose. The proceeds of the Loan shall be used by the Borrower to pay assets and to make a deposit on its sublease in the amount of $6,000,000 to the Company, and for business operations in the amount of $5,500,000.

Section 2.4 Repayment of Loan Amounts. The Loan shall be due and payable by the Borrower as follows: (i) Two Hundred Thousand and 00/100 Dollars ($200,000.00) of the outstanding principal amount of the Loan shall be paid in cash on the seventh anniversary of the Effective Date, and (ii) the remaining Eleven Million Three Hundred Thousand and 00/100 Dollars ($11,300,000.00) of the outstanding principal amount of the Loan shall be repaid in shares of Common Stock on the Maturity Date if converted pursuant to a Conversion Notice as further described in Section 3.3(a) through (g), or, otherwise, be repaid in full in cash on the Maturity Date as set forth in Section 3.3(h).

Section 2.5 Prepayment of the Loan. Except as set forth below, the Borrower shall not have the right to prepay all or any portion of any principal amount of the Loan. The Borrower shall only have the right to prepay the entire amount of the Loan, in the event that (i) the Lender consents to such prepayment, and USB and the managing member of the Lender agree on the reinvestment of such proceeds in an alternative investment identified by the Borrower in the service area of the Lender set forth in the Community Development Entity Certification Application of the Lender, as amended, and which investment constitutes a qualified low-income community investment as defined in Section 45(d)(1) of the Code, and in amounts and on terms that are consistent with the terms of that certain Loan and Security Agreement between Biolender, LLC and Biovax Investment LLC dated the date hereof and are designed to cause the re-investment of such proceeds within twelve (12) months following the Lender’s receipt thereof and the Borrower pays, or reimburses the Lender and USB, for reasonable costs and expenses arising out of the structuring, negotiation and documentation of such reinvestment, or (ii) the Borrower or the Guarantors that are guaranteeing the obligations of the Borrower under the Tax Credit Reimbursement and Indemnity Agreement, as the case may be, pay to USB the Recapture Amount as defined in Section 2(c) of the Tax Credit Reimbursement and Indemnity Agreement.

ARTICLE 3.

OTHER LOAN-RELATED PROVISIONS

Section 3.1 Interest Rate and Payments.

(a) Interest on the outstanding principal amount of the Loan shall accrue at the rate of one percent (1.0%) per annum, non-compounding, commencing on the Effective Date, and shall be payable in arrears on a monthly basis commencing on the first day after the first calendar month following the Effective Date and continuing on the first day of each calendar month thereafter until the Maturity Date.

(b) All interest on the Loan shall accrue based on the actual number of days elapsed and calculated based upon a year of three hundred and sixty (360) days.

(c) Immediately following the Maturity Date, whether by acceleration, demand or otherwise, and at the Lender’s option, during the continuance of any Event of Default, amounts outstanding under the Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) of fifteen percent (15%), but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on the Note.

Section 3.2 Subordination. All indebtedness owed by the Borrower and its Subsidiaries to the Lender and its Affiliates, including the Lender’s right to receive payments of principal and interest under this Loan, shall be unsecured and is expressly subordinated to the extent and in the manner set forth in the Subordination Agreement.

The provisions of this Section 3.2 are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the Lender’s rights under this Agreement on the other hand, against the Borrower and its property, and nothing herein shall impair, as between the Borrower and the Lender, the obligation of the Borrower under this Agreement, which is unconditional and absolute, to pay to the Lender thereof the principal thereof and interest thereon in accordance with their terms and the provisions hereof; nor shall anything herein prevent the Lender from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights, if any, under this paragraph of holders of Senior Indebtedness to receive cash, property, stock or obligations from amounts payable or deliverable to the Lender.

Section 3.3 Voluntary Conversion at the Lender’s Option Commencing on the date that is ten (10) Business Days prior to the Maturity Date until the date that is five (5) Business Days prior to the Maturity Date, the Lender shall have the right, but not the obligation (the “Conversion Right”), to deliver a written notice to the Borrower (the “Conversion Notice”) and the Investment Representation Statement attached hereto as Exhibit B requesting the conversion of Eleven Million Three Hundred Thousand and 00/100 Dollars ($11,300,000.00) of the then outstanding principal amount of the Loan into shares of Common Stock at the Conversion Price (“Conversion” and such shares of Common Stock issued as a result of the Conversion, hereinafter, for purposes of this Section 3.3, the “Shares”).

(b) “Conversion Price” shall mean the average closing price of the Common Stock, $0.01 par value, on the NASD OTC Bulletin Board or other market where the Common Stock is listed for the five Business Days immediately preceding the Conversion Notice.

(c) The number of Shares to be issued upon any Conversion under Section 3.3(a) shall be determined by dividing the principal being converted by the Conversion Price.

(d) The Conversion shall be effective five (5) Business Days following receipt of the Conversion Notice by the Borrower.

(e) No fractional shares shall be issued in connection with the Conversion. In lieu of any fractional shares that would otherwise be issuable, the Borrower, as determined by the Borrower’s Board of Directors within its sole discretion, shall: (a) pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Borrower’s Board of Directors, or (b) round up the number of Shares to the next whole share.

(f) The Conversion Right hereunder as such shall not entitle the Lender or its assigns to any of the rights of a stockholder of the Company until the Conversion is effective.

(g) The shares which may be issued upon the Conversion hereunder are not be registered under the Securities Act and accordingly transfer of such shares is restricted as to transfer. It is understood that a legend substantially in the form as set forth below shall be affixed to any certificate issued in connection with a Conversion:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 UNDER THE 1933 ACT.

(h) If the Lender does not deliver a Conversion Notice to the Borrower at least five (5) Business Days prior to the Maturity Date as set forth in Section 3.3(a) above, then Eleven Million Three Hundred Thousand and 00/100 Dollars ($11,300,000.00) of the outstanding principal amount of the Loan shall be repaid in full in cash on the Maturity Date as set forth in Section 2.4.

ARTICLE 4.

REPRESENTATIONS, WARRANTS AND COVENANTS OF THE BORROWER

The Borrower hereby represents, warrants and covenants to the Lender as of the date hereof that:

Section 4.1 Subsidiaries. As of the Effective Date, the Borrower has no direct or indirect Subsidiaries.

Section 4.2 Organization and Qualification. The Borrower is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Borrower is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Borrower is duly qualified to conduct its respective business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and no proceedings have been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, such power and authority or qualification.

Section 4.3 Authorization; Enforcement. The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Borrower and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Borrower and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Borrower and the consummation by the Borrower of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Borrower’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the imposition of any Lien upon any of the material properties or assets of the Borrower pursuant to, any agreement, credit facility, debt or other instrument (evidencing a Borrower debt or otherwise) or other understanding to which the Borrower or is a party or by which any property or asset of the Borrower is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject (including federal and state securities laws and regulations), or by which any property or asset of the Borrower is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

Section 4.5 Filings, Consents and Approvals. The Borrower is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (a “Governmental Authority”) or other Person in connection with the execution, delivery and performance by the Borrower of the Transaction Documents and the consummation of the transactions contemplated thereby, other than (i) filings required by state securities laws, (ii) the filing of a Notice of Sale of Convertible Loan Agreement/Shares on Form D with the Commission under Regulation D of the Securities Act; and (iii) those that have been made or obtained prior to the date of this Agreement.

Section 4.6 Material Changes. As of the Effective Date, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Borrower has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Borrower’s financial statements pursuant to GAAP, and (iii) the Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

Section 4.7 Compliance. The Borrower is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Borrower under), nor has the Borrower received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) nor has it been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

Section 4.8 Regulatory Permits. The Borrower possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Borrower has not received any notice of proceedings relating to the revocation or modification of any such permits.

Section 4.9 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrower to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

Section 4.10 Certain Registration Matters. Assuming the accuracy of the Lender’s representations and warranties set forth in Article 5, no registration under the Securities Act is required for the Conversion of the Shares. Except as specified in the Disclosure Materials, the Borrower has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Borrower registered with the Commission or any other governmental authority that have not been satisfied.

Section 4.11 Investment Company. The Borrower is not, and is not an Affiliate of, and immediately following the Effective Date will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.12 No Additional Agreements. The Borrower does not have any agreement or understanding with the Lender with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

Section 4.13 Full Disclosure. All disclosure provided to the Lender regarding the Borrower, its business and the transactions contemplated hereby, furnished by or on behalf of the Borrower (including the Borrower’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material public fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.14 NMTC Compliance. The Borrower acknowledges that the Loan is intended to constitute a “qualified low-income community investment” and that, for such purpose, the Borrower will be required to maintain separate books and records with regard to the business activities to which the proceeds of the Loan are allocated in order for the Loan to qualify as being invested in a “qualified active low-income community business” as such terms are defined in Section 45D of the Code, as amended. In particular, the Loan will be used in a qualified active low-income community business as such term is defined in Section 45D(d)(2) of the Code. Accordingly, as a material inducement to the Lender to enter into this Agreement and to make the Loan and the Borrower hereby represents and warrants the following:

(i) The Borrower is and will remain located within a low-income community under Section 45D(e) of the Code.

(ii) With respect to any taxable year, at least fifty percent (50%) of the use of the tangible property of the Borrower (whether owned or leased) will be within census tract number 25027732100, which constitutes a low-income community under Section 45D(e) of the Code, as indicated in that certain NMTC Online Geocoder Report, dated April 14, 2006, from the CDFI Fund’s website. This percentage shall be determined utilizing the following methodology set out in Section 1.45D-1(d)(4)(i)(B) of the Regulations: the ratio of (i) the average value of the tangible property owned or leased by the Borrower and used by the Borrower in a low-income community during the current fiscal year of the Borrower to date, to (ii) the total average value of the tangible property owned or leased by the Borrower and used by the Borrower in the current fiscal year to date. For purposes of the preceding sentence, tangible property owned by the Borrower shall be valued at its cost basis as determined under Section 1012 of the Code, and tangible property leased by the Borrower shall be valued at a reasonable amount established by the Borrower. The Borrower has provided to the Lender a true, correct, and complete inventory of its tangible property, including therein the value of such property (determined in the manner described immediately above), the unadjusted cost basis of such property, and the location(s) where it is used.

(iii) With respect to any taxable year, at least fifty percent (50%) of the services performed for the Borrower by its employees will be within census tract number 25027732100. This percentage shall be determined utilizing the following methodology set out in Section 1.45D-1(d)(4)(i)(C) of the Regulations: the ratio of (i) the total amount paid by the Borrower for employee services performed in a low-income community during the current fiscal year of the Borrower to date, to (ii) the total amount paid by the Borrower for employee services performed by the Borrower in the current fiscal year to date. The Borrower will provide to the Lender a true, correct, and complete list of its employees, including therein the location of where the employees’ services are performed and the total amount paid by the Borrower for such employee services.

(iv) As of the date hereof, less than five percent (5%) of the average of the unadjusted bases of the property of the Borrower is attributable to collectibles (as defined in Section 408(m)(2) of the Code, and which includes (1) any work of art; (2) any rug or antique; (3) any metal or gem; (4) any stamp or coin; and (5) any alcoholic beverage) other than collectibles that are held primarily for sale to customers in the ordinary course of business. The Borrower has provided to the Lender a true, correct, and complete listing of any collectibles which the Borrower owns as of the date of this Agreement, if any, including therein the unadjusted basis of such property.

(v) As of the date hereof, less than five percent (5%) of the average of the unadjusted bases of the property of the Borrower is attributable to nonqualified financial property (as defined in Section 1397C(e) of the Code and in Section 1.45D-1(d)(4)(i)(E) of the Regulations, and which includes debt, stock, partnership interests, options, futures contracts, forward contracts, warrants, notional principal contracts, annuities and other similar property). The Borrower has provided to the Lender a true, correct, and complete listing of any non-qualified financial property which the Borrower owns, if any, including therein the unadjusted basis of such property.

(vi) As of the date hereof, no part of the Borrower’s business activities consists of the operation of any: (i) private or commercial golf course, (ii) country club, (iii) massage parlor, hot tub facility, or suntan facility, (iv) race track or other facility used for gambling, or (v) store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(vii) No part of the Borrower’s business activities includes the rental to others of residential rental property (the term “residential rental property” is defined in Section 168(e)(2)(A) of the Code as meaning any building or structure if eighty percent (80%) or more of the gross rental income from such building or structure for the taxable year is rental income from dwelling units).

(viii) The predominant trade or business of the Borrower does not include the development or holding of intangibles for sale or license, as provided under Section 1.45D-1(d)(5)(iii) of the Regulations.

(ix) Farming (within the meaning of Section 2032A(e)(5)(A) or (B) of the Code) is not an activity of the Borrower.

(x) The Borrower has fully and accurately stated in writing to the Lender the nature of the Borrower’s business and of the goods or services provided, the Borrower’s primary sources of revenue, and the Borrower’s primary expenditures. The Borrower has no present plans or intentions to change the nature or manner in which it would conduct its business that would cause it not to be in compliance with the provisions of this Section or Article 6 hereof.

(xi) The Borrower has no information or knowledge that it does not satisfy the current requirements for a QALICB as set forth in Section 1.45D-1(d)(4) of the Regulations.

(xii) The Borrower has not had communications with the CDFI Fund concerning noncompliance with, or deficiencies in, reporting practices.

(xiii) The Borrower is not a bank, credit union or other financial institution.

(xiv) No property maintained by Borrower constitutes a qualified low-income building under Section 42 of the Code.

(xv) There have been no irregularities or illegal acts that would have a material effect on the matter described in this Section, there has been no fraud involving management or employees who have significant roles in the internal control structure of the Borrower; fraud involving other employees that could have a material effect on the matter described in this Section; or communications from the CDFI Fund or other regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices that could have a material effect on the matter described in this Section.

(xvi) Neither the Borrower nor any Affiliate thereof is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency, as such terms are defined in Executive Order 12549, nor is any such action pending or proposed. The Borrower shall, simultaneously with execution and delivery of this Agreement, execute and deliver to the Lender a certification in the form attached hereto as Exhibit C to further evidence this representation and warranty.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to the Borrower and the Company that:

Section 5.1 Organization; Authority. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Lender of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Lender is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Lender. This Agreement has been duly executed by the Lender, and when delivered by the Lender in accordance with terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Neither the execution and delivery by the Lender of this Agreement nor the performance of any of the duties and obligations of the Lender under this Agreement constitutes a violation of (a) the certificate of formation or the operating agreement of the Lender; (b) any material agreement by which the Lender is bound or to which any of its property or assets is subject, or (c) any Applicable Law.

Section 5.2 Investment Intent. The Lender in executing this Agreement in good faith, as principal for its own account, for investment purposes only and not with a view to or for distributing or reselling the Note or any part thereof, without prejudice, however, to the Lender’s right at all times to sell or otherwise dispose of all or any part of such Note in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Lender to hold the Note or any interest therein upon Conversion for any period of time. The Lender is acquiring the rights under this Agreement in the ordinary course of its business. The Lender does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Note or any interests therein.

Section 5.3 Lender Status. The Lender is not a registered broker-dealer under Section 15 of the Exchange Act.

Section 5.4 Access to Information. The Lender acknowledges that it has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of the Loan and the Conversion, and it has been given the opportunity to review and that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Borrower and the Company concerning the terms and conditions of this Agreement and the Conversion and the merits and risks of the Loan and the Conversion; (ii) access to information about the Borrower and the Company and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the Loan and Conversion; and (iii) the opportunity to obtain such additional information that the Borrower and the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Loan and Conversion. Neither such inquiries nor any other investigation conducted by or on behalf of the Lender or its representatives or counsel shall modify, amend or affect the Lender’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Borrower’s representations and warranties contained in the Transaction Documents.

Section 5.5 Certain Trading Activities. The Lender has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Lender, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that the Lender was first contacted by the Company or any other Person regarding the Loan and the Conversion, and (2) the 30th day prior to the date of this Agreement. The Lender covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

Section 5.6 Independent Investment Decision. The Lender has independently evaluated the merits of its decision to enter into the Transaction Documents and make the Loan pursuant to the Transaction Documents, and the Lender confirms that it has not relied on the business or legal advice of a “Purchaser Representative” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended or a placement agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Lender in connection with the transactions contemplated by the Transaction Documents. The Lender has participated in the negotiation of, has reviewed and understands, and has approved this Agreement. The Lender recognizes that the Borrower has limited operating history as a wholly owned subsidiary of the Company and will require additional capital in the future to continue its vaccine manufacturing business operations, which may not be available on the terms and conditions acceptable to the Borrower. In addition, it recognizes that an investment in the Borrower and/or the Company following the Conversion involves substantial risks, too numerous and diverse to be adequately described, summarized, or listed in this Agreement or the Note. It is aware of and understands the nature and potential for risks in an investment of this kind. It acknowledges receipt of or access to (i) all reports filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials, being collectively referred to herein as the “SEC Reports”), and (ii) the other documents listed in that certain Disclosure Materials Memorandum dated the date hereof (together with the SEC Reports, the Transaction Documents, collectively, the “Disclosure Materials”). It has reviewed the Disclosure Materials, including the portion of the Company’s vaccine manufacturing business, which is operated as of the date hereof by the Borrower and has considered the risk factors described under the “Cautionary Statements and Highlighted Risks” section in Part I., Item 1 of the Company’s Form 10-KSB for the fiscal year ended September 30, 2005, which the Company filed on January 31, 2006, and the Company’s Form 10-QSB for the quarterly period ended December 31, 2005, which the Company filed on February 21, 2006, including but not limited to the risks associated with the Borrower’s vaccine manufacturing business. The Lender acknowledges that the risks and uncertainties described in the Disclosure Materials are not the only ones the Borrower and/or the Company faces. Additional risks and uncertainties not presently known to the Borrower and/or the Company or those the Borrower and/or the Company currently deems immaterial also may impair the Borrower’s and/or the

Company’s business operations. If any of the risks described in Disclosure Materials actually occur, the Borrower’s and/or the Company’s business could be harmed. In such case, the business opportunity, value and or trading price, if any, of the Common Stock could decline, and the Lender could lose all or part of its investment in the Company following the Conversion or in the Borrower. The Lender has determined that the entering into the Transaction Documents and the making of the Loan is consistent with its investment objectives and that it is able to bear the substantial economic risks of the Loan and the Conversion. Among other factors and based on present circumstances it has taken into consideration, it can afford to hold any Shares upon the Conversion for an indefinite period and can afford a complete loss of its investment in the Company upon the Conversion. It understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Conversion. It acknowledges that it has been informed that the receipt of a New Markets Tax Credit allocation from the CDFI Fund shall not be deemed to be an assurance of any kind by the CDFI Fund regarding an investment in the Borrower and the Company. It understands that (A) the Shares into which the Loan may be converted have not been registered under the Securities Act or applicable state securities laws, and may be offered and sold under an exemption from registration provided by such laws and the rules and regulations thereunder; (B) it must bear the economic risks of the Loan and the Conversion, because, following the Conversion, the Shares cannot be resold unless subsequently registered under applicable securities laws or unless an exemption from such registration is available; and (C) the exemption provided by Rule 144 under the Securities Act may not be available because of the conditions and limitations of that rule, in the absence of the availability of that rule any disposition by it of any or all of the Shares following the Conversion may require compliance with some other exemption under the Securities Act, and neither the Borrower, nor the Company is under any obligation and does not plan to take any action in furtherance of making that rule or any other exemption so available. It has been informed that legends referring to the restrictions indicated herein will be placed on documents evidencing or representing the Shares.

Section 5.7 Survival of the Lender’s Representations and Warranties.

The foregoing representations and warranties shall survive the execution of the Transaction Documents and the Conversion, as well as any investigation made by any Person relying on the foregoing.

The Borrower and the Company acknowledge and agree that the Lender has not made or is making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section.

ARTICLE 6.

NMTC COVENANTS.

Section 6.1 The Borrower hereby covenants and agrees that, in order to maintain the making of the Loan by the Lender as a “qualified low-income community investment” and the status of the Borrower as a “qualified active low-income community business” as such terms are defined in Section 45D of Code, and to enable the Lender to comply with the requirements applicable to it under Section 45D of the Code and related regulations and obligations, the Borrower shall comply with and perform the covenants and obligations under this Section.

(a) During the Credit Investment Period, the Borrower shall comply with the following:

(i) The Borrower shall maintain its status as a qualified active low-income community business.

(ii) At least fifty percent (50%) of the use of the tangible property of the Borrower (whether owned or leased) will be within census tract number 25027732100 which constitutes a low-income community under Section 45D(e) of the Code, as indicated in that certain NMTC Online Geocoder Report dated April 14, 2006 from the CDFI Fund’s website or within other census tracts which constitute low-income communities under Section 45D(e) of the Code. This percentage shall be determined utilizing the following methodology set out in Section 1.45D-1(d)(4)(i)(B) of the Regulations: the ratio of (i) the average value of the tangible property owned or leased by the Borrower and used by the Borrower in a low-income community during the current fiscal year of the Borrower to date, to (ii) the total average value of the tangible property owned or leased by the Borrower and used by the Borrower in the current fiscal year to date. For purposes of the preceding sentence, tangible property owned by the Borrower shall be valued at its cost basis as determined under Section 1012 of the Code, and tangible property leased by the Borrower shall be valued at a reasonable amount established by the Borrower and reasonably acceptable to the Lender. The Borrower has provided to the Lender a true, correct, and complete inventory of its tangible property, including therein the value of such property (determined in the manner described immediately above), the unadjusted cost basis of such property, the location(s) where it is used.

(iii) At least fifty percent (50%) of the services performed for the Borrower performed by its employees will be within census tract number 25027732100. This percentage shall be determined utilizing the following methodology set out in Section 1.45D-1(d)(4)(i)(C) of the Regulations: the ratio of (i) the total amount paid by the Borrower for employee services performed in a low-income community during the current fiscal year of the Borrower to date, to (ii) the total amount paid by the Borrower for employee services performed by the Borrower in the current fiscal year to date. If the Property has no employees, the Borrower is deemed to satisfy this requirement if the Borrower meets the tangible property requirement in Section 6.1(a)(iii) if eighty-five percent (85%) is applied instead of fifty percent (50%). The Borrower has provided to the Lender a true, correct, and complete list of its employees, including therein the location of where the employees’ services are performed and the total amount paid by the Borrower for such employee services.

(iv) Less than five percent (5%) of the average of the unadjusted bases of the property of the Borrower will be attributable to collectibles (as defined in Section 408(m)(2) of the Code, and which includes (1) any work of art; (2) any rug or antique; (3) any metal or gem; (4) any stamp or coin; and (5) any alcoholic beverage) other than collectibles that are held primarily for sale to customers in the ordinary course of business.

(v) Less than five percent (5%) of the average of the unadjusted bases of the property of the Borrower will be attributable to nonqualified financial property (as defined in Section 1397C(e) of the Code and in Section 1.45D-1(d)(4)(i)(E) of the Regulations, and which includes debt, stock, partnership interests, options, futures contracts, forward contracts, warrants, notional principal contracts, annuities and other similar property).

(vi) No part of the business activities of the Borrower will consist of the operation of any: (i) private or commercial golf course, (ii) country club, (iii) massage parlor, hot tub facility, or suntan facility, (iv) race track or other facility used for gambling, or (v) store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(vii) No part of the Borrower’s business activities will include the rental to others of residential rental property (the term “residential rental property” is defined in Section 168(e)(2)(A) of the Code as meaning any building or structure if eighty percent (80%) or more of the gross rental income from such building or structure for the taxable year is rental income from dwelling units).

(viii) The predominant trade or business of the Borrower will not include the development or holding of intangibles for sale or license, as provided under Section 1.45D-1(d)(5)(iii) of the Regulations.

(ix) Farming (within the meaning of Section 2032A(e)(5)(A) or (B) of the Code) will not be an activity of the Borrower.

(x) The Borrower will generate revenues within three (3) years after the date hereof.

(xi) The Borrower shall not discontinue conducting business, shall not materially change the nature of its business, and shall not materially change the manner in which its business activities are conducted, other than changes in the nature of its business or the manner in which it conducts its business that do not cause the making of the Loan by the Lender to cease to constitute a “qualified low-income community investment” as such term is used in Section 45D of the Code (as determined by the Lender in its good faith judgment and based upon the advice of counsel).

(xii) The Borrower will not be a bank, credit union or other financial institution.

(xiii) The Borrower will not maintain a qualified low-income building under Section 42 of the Code.

(xiv) The Borrower will not become a single-member entity treated as disregarded as separate from its owner for federal income tax purposes, nor be liquidated or merged into another entity without the Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(xv) The Borrower and the Company will operate consistently with the Asset Purchase and Sale Agreement between the Borrower and the Company on or around the date hereof, and will not amend such agreement without the Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) At six-month intervals after the end of the first year following the Effective Date and for each year thereafter until the end of the Credit Investment Period (and no later than on the dates that will be established by the Lender by written notice to the Borrower), the Borrower agrees to certify in writing to the Lender that the Borrower remains in compliance with the provisions of Section 6.1(a) above, including in such certification the current percentages or ratios under the above paragraphs that are applicable to the Borrower at such time, and agrees to provide such reports relating to the Borrower’s activities and this Loan as are required by the CDFI Fund, in form and substance suitable for submission to the CDFI Fund. In addition, the Borrower shall maintain records of:

(i) the activities and services performed by employees and the administration of their employment (including the location of where their services are performed and, in instances where such employees also perform services for persons or entities other than the Borrower, the allocation of their time between the Borrower and any such other person or entity) that are sufficient to establish compliance with the requirements of Section 6.1(a) above;

(ii) the average values and locations of the tangible personal property of the Borrower that are sufficient to establish compliance with the requirements of Section 6.1(a)(iii) above;

(iii) the total amount paid to the employees of the Borrower and locations of where their services are performed, which amount is sufficient to establish compliance with the requirements of Section 6.1(a)(iv) above; and

(iv) the unadjusted bases of the property of the Borrower generally and in particular, any collectibles and any nonqualified financial property it may own, that are sufficient to establish compliance with the requirements of Section 6.1(a)(v) and Section 6.1(a)(vi) above.

The Borrower shall make all such records available to the Lender for inspection and copying from time to time (at the Borrower’s expense) as the Lender may request.

ARTICLE 7.

CONDITIONS OF LENDING

The obligation of the Lender to make any Loan hereunder is subject to the following conditions precedent, each of which may be waived in the discretion of the Lender:

Section 7.1 Representations and Warranties. Each of the representations and warranties made by the Borrower pursuant to this Agreement (or in any amendment, modification or supplement hereto or thereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

Section 7.2 No Default. The Borrower shall have complied with each and every covenant and agreement applicable to it contained in this Agreement and no Event of Default shall have occurred and be continuing on such date or after giving effect to the applicable Loan.

Section 7.3 Other Documentation. The Lender shall have received such other documentation and information as required under the Transaction Documents.

ARTICLE 8.

EVENTS OF DEFAULT

Section 8.1 Event of Default. The following are Events of Default under this Agreement and the Note hereunder:

(a) The Borrower shall fail to pay: (i) any principal of the Loan when due in accordance with the terms hereof of or (ii) any interest on the Loan, in either case within fifteen (15) Business Days of the date when due in accordance with the terms hereof;

(b) The Borrower shall default in the observance or performance of any other covenant or agreement (other than under Article 6) contained in this Agreement and such default continues for fifteen (15) Business Days after the date that the Lender has given written notice to the Borrower specifying such default and requiring that it be remedied;

(c) The Borrower shall default in the observance or performance of any covenant or agreement set forth under Article 6 and such default continues unremedied after the applicable cure period set forth in Section 1.45D-1(e)(6) of the Regulations;

(d) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors, or (C) cease doing business in the ordinary course; or (ii) there shall be commenced against the Borrower any case, proceeding or other action or a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) Business Days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within fifty (50) Business Days from the entry thereof; or (iv) the Borrower shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in any of the acts set fort in clause (i), (ii), or (iii) above; or (v) the Borrower shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due;

(e) Any representation or warranty made by the Borrower under this Agreement shall be false or incorrect in any material respect on the date such representation or warranty was made and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower by the Lender; or

(f) This Agreement or the Note shall, for any reason, fail or cease to be enforceable in any material respect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection (d) above, with respect to the Borrower, automatically the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement or the Note shall immediately become due and payable, (B) if such event is any other Event of Default, the Lender may, by written notice to the Borrower, declare the Loan hereunder (with accrued but unpaid interest thereon) and all other amounts owing under this Agreement or the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable, (C) the Lender may exercise all rights and remedies available to it in equity, at law, or pursuant to the provisions of this Agreement or otherwise, (D) the Lender may terminate its commitment, if any, to make any future Loans to the Borrower (and such commitment, if any, automatically shall terminate if such event is an Event of Default specified in clause (i) or (ii) of subsection (d) above with respect to the Borrower).

Section 8.2 Remedies Not Exclusive. The remedies conferred upon or reserved to the Lender are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Lender under Applicable Law.

ARTICLE 9.

MISCELLANEOUS

Section 9.1 Fees And Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Lender and Borrower shall pay for Lender’s out-of-pocket costs and administrative and operating expenses as provided in Section 3.06 of the Amended and Restated Operating Agreement of the Lender as in effect on the date the Loan is funded, and the Borrower shall pay, or promptly reimburse the Lender, for any reasonable out-of-pocket costs and expenses incurred by the Lender in connection with any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” of the obligations under this Agreement.

Section 9.2 NMTC Compliance.T he Borrower will supply all data, reports or statements reasonably required by the Lender for purposes of satisfying the reporting requirements imposed upon the Lender by the CDFI Fund; monitoring compliance with Section 45D of the Code; and measuring the community benefit of the Borrower’s activities. In connection therewith, the Borrower shall maintain records of:

(i) maintain records of, if applicable, the activities and services performed by employees and the administration of their employment (including where their services are performed and, in instances where such employees also perform services for persons or entities other than Borrower, the allocation of their time between Borrower and any such other person or entity) that are sufficient to establish compliance with the requirements of this Section;

(ii) maintain records of the average values and locations of its tangible personal property that are sufficient to establish compliance with the requirements of this Section;

(iii) maintain records of the unadjusted bases of its property generally and in particular, any collectibles and any nonqualified financial property it may own, that are sufficient to establish compliance with the requirements of this Section; and

(iv) promptly supply the Lender with any reports, records, statements, documents or other information reasonably requested by the Lender in connection with responding to any request by the CDFI Fund or as may be required to comply with the New Markets Tax Credit requirements.

(b) The Borrower shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other person; shall not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person; shall not become an entity disregarded as separate from any other entity for federal income tax purposes; and shall file its own tax returns as required under federal and state law.

(c) The Borrower shall not by its action or inaction cause an event of recapture (as defined in Section 45D(g) of the Code and Treasury Regulation Section 1.45D-1(e)).

Section 9.3 Indemnification. The Borrower hereby agrees to indemnify the Lender, each of its Affiliates and USB (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or the Note, (ii) the performance by the parties to this Agreement and the Note of their respective obligations thereunder, (iii) a breach of the obligations of the Borrower under Section 9.2 above, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The Borrower’s indemnification obligations shall not extend to any indirect or consequential damages relating to this Agreement or the Note or arising out of its activities in connection herewith or therewith (whether before or after the date hereof).

Section 9.4 Usury Limitations.. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Agreement or the Note, amounts constituting interest under applicable law and contracted for, chargeable or receivable hereunder or under the Note shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder or thereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the option of the Lender, be refunded to the Borrower or credited on the principal amount of the Note then outstanding.

Section 9.5 Entire Agreement. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits.

Section 9.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Borrower:	Biovax, Inc.
Attn.: Chief Financial Officer
Biotech Building 4
377 Plantation Street
Worcester, MA 01605
Telephone: (508) 793-0001
Facsimile: (508) 798-0899

With a copy to:	Nixon Peabody LLP
Attn.: Herbert F. Stevens
Suite 900
401 9th Street, NW
Washington, DC 20004
Telephone: (202) 585-8811
Facsimile: (202) 585-8080

If to the Lender:	To the address set forth under the Lender’s name on the Lender’s Counterpart Signature Page hereto;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

If to the Company:	To the address set forth under the Company’s name on the Company’s Counterpart Signature Page hereto;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 9.7 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Borrower and the Lender. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 9.8 Termination. This Agreement may be terminated prior to Closing by written agreement of the Lender and the Borrower;

Upon a termination in accordance with this Section 9.8, the Borrower and the Lender shall have no further obligation or liability (including as arising from such termination) to the other.

Section 9.9 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Either party may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

Section 9.11 No Third-party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 9.12 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

Section 9.13 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

Section 9.14 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 9.15 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 9.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Borrower will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence.

[BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Convertible Loan Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOVAX, INC.

By:	/S/ JAMES A. MCNULTY
Name:	James A. McNulty
Title:	CFO/Secretary

[COUNTERPART SIGNATURE PAGES FOLLOW]

Signature Page – Convertible Loan

Lender’s Counterpart Signature Page to Convertible Loan Agreement

The undersigned hereby agrees to become a party as the Lender to the Convertible Loan Agreement among Biovax, Inc. (the “Borrower”), the Biovest International, Inc. (the “Company”) and the Lender (the “Loan Agreement”), agreeing to make the Loan (as such term is defined in the Loan Agreement) set forth below. The undersigned hereby authorizes the Borrower and the Company to attach this Counterpart Signature Page to the Loan Agreement.

	Telesis CDE Two, LLC

Date:	By:
	Name:
	Loan Amount:	$11,500,000.00
	Tax ID No.:

ADDRESS FOR NOTICE

Telesis CDE Two, LLC

1101 30th Street, NW

Fourth Floor

Washington, DC 20007

Attention: William Whitman

Phone: 202-333-8447

Facsimile: 202-333-8445

Counterpart Signature Page 1 of 2 – Convertible Loan

Company’s Counterpart Signature Page to Convertible Loan Agreement

The undersigned hereby agrees to become a party as to the provisions of Articles 5 and 6 of the Convertible Loan Agreement and where the context specifically requires among the Company, Biovax, Inc. (the “Borrower”), and Telesis CDE Two, LLC (the “Lender”) (the “Loan Agreement”). The undersigned hereby authorizes the Borrower and the Lender to attach this Counterpart Signature Page to the Loan Agreement.

Biovest International, Inc.

Date:	By:
Name:
Title:

ADDRESS FOR NOTICES

Biotech Building 4, 377 Plantation Street

Worcester, MA 01605

Attn.: Chief Financial Officer

Tel.: (508) 793-0001

Fax: (508) 798-0899

Counterpart Signature Page 2 of 2 – Convertible Loan

EXHIBIT A

NOTE

[attached]

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

Shares of Series [    ] Common Stock of

BIOVEST INTERNATIONAL, INC.

In connection with the conversion of Eleven Million Three Hundred Thousand and 00/100 Dollars ($11,300,000.00) of the outstanding principal amount of that certain Loan from the undersigned to Biovax, Inc., a Florida corporation (the “Borrower”) into shares of Common Stock of Biovest International, Inc. (the “Company”) (and such conversion, the “Conversion”), the undersigned hereby represents to the Company as follows:

The securities to be received upon the Conversion (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same in violation of the Securities Act of 1933, as amended (the “Act”), but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon the Conversion.

The undersigned understands that the Securities issuable upon the Conversion at the time of issuance may not be registered under the Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the Conversion unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

The undersigned acknowledges that the Securities issuable upon the Conversion must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:
Telesis CDE Two, LLC

By:
(Signature)

(Title)

EXHIBIT C

CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY

AND

VOLUNTARY EXCLUSION – LOWER TIER COVERED TRANSACTIONS

Instructions for Certification

1. By signing and submitting this proposal, the prospective lower tier participant is providing the certification set out below.

2. The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into. If it is later determined that the prospective lower tier participant knowingly rendered an erroneous certification, in addition to other remedies available to the federal government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

3. The prospective lower tier participant shall provide immediate written notice to the person to which this proposal is submitted if at any time the prospective lower tier participant learns that its certification was erroneous when submitted or had become erroneous by reason of changed circumstances.

4. The terms covered transaction, debarred, suspended, ineligible, lower tier covered transaction, participant, person, primary covered transaction, principal, proposal, and voluntarily excluded, as used in this clause, have the meaning set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the person to which this proposal is submitted for assistance in obtaining a copy of those regulations.

5. The prospective lower tier participant agrees by submitting this proposal that, should the proposed covered transaction be entered into, it shall not knowingly enter into any lower tier covered transaction with a person who is proposed for debarment under 48 C.F.R. part 9, subpart 9.4, debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

6. The prospective lower tier participant further agrees by submitting this proposal that it will include this clause titled “Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion – Lower Tier Covered Transaction,” without modification, in all lower tier covered transactions and in all solicitations for lower tier covered transactions.

7. A participant in a covered transaction may rely upon a certification of a prospective participant in a lower tier covered transaction that it is not proposed for debarment under 48 C.F.R. part 9, subpart 9.4, debarred, suspended, ineligible, or voluntarily excluded from covered transactions, unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the List of Parties Excluded from Federal Procurement and Nonprocurement Programs.

8. Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

9. Except for transactions authorized under paragraph 5 of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is proposed for debarment under 48 C.F.R. part 9, subpart 9.4, suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

Certification Regarding Debarment, Suspension, Ineligibility and

Voluntary Exclusion – Lower Tier Covered Transactions

1. The prospective lower tier participant certifies, by submission of this proposal, that neither it nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency.

2. Where the prospective lower tier participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.

Date: April 25, 2006

Biovax, Inc., a Florida corporation

By:
Name:
Its: